Exhibit 99.2

Daré Bioscience



DARÉ

IN ITALIAN, IT MEANS "TO GIVE."

IN ENGLISH, IT MEANS "TO BE BOLD."

Forward-Looking Statements; Disclaimers

This presentation is for informational purposes only and is not an offer to sell or a solicitation of an offer to buy any securities of Daré Bioscience, Inc. ("Daré" or the "Company"). This presentation includes certain information obtained from trade and statistical services, third-party publications, and other sources. Daré has not independently verified such information and there can be no assurance as to its accuracy.

All statements in this presentation, other than statements of historical fact, are forward-looking statements within the meaning of federal securities laws. In some cases, you can identify forward-looking statements by terms such as "may," "will," "expect," "plan," "anticipate," "strategy," "designed," "could," "intend," "believe," "estimate," "target," or "potential," or the negative of these terms and other similar expressions. Such statements include, but are not limited to, statements relating to the clinical and market potential of XACIATO™ (clindamycin phosphate) vaginal gel, 2% and Daré's product candidates, clinical trial advancement, timing and data, regulatory approval and commercialization, potential collaborations, expectations regarding existing collaborations, pipeline expansion, and potential funding and financing transactions. As used in this presentation, "first-in-category" is a forward-looking statement relating to market potential of a product candidate if it were to receive regulatory approval for the indication(s) for which it is being developed. None of the product candidates presented herein are approved for use outside of clinical trials. The timing of clinical trials, clinical trial data, FDA review and approval, collaborations and other milestones and events relating to development and commercialization of XACIATO and Daré's product candidates, other than those having occurred prior to the date of this presentation, are forward-looking statements. Forward-looking statements reflect management's estimates and expectations based on current information and involve risks, uncertainties and assumptions that may cause Daré's actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including, without limitation: Daré's reliance on third parties to commercialize XACIATO and to manufacture and conduct clinical trials of its product and product candidates; the degree of market acceptance that XACIATO and any future product achieves; the coverage, pricing and reimbursement that XACIATO and any future product obtains from third-party payors; risks and uncertainties inherent in Daré's ability to successfully develop, obtain regulatory approval for and monetize its product candidates; Daré's need for additional capital to execute its business strategy; and those risks and uncertainties described in Daré's most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission under the heading "Risk Factors." All forward-looking statements are current only as of the date of this presentation. Daré does not undertake any obligation to update any forward-looking statement in this presentation to reflect new information, future developments or otherwise, except as required by law.

All trademarks, service marks or trade names appearing in this presentation are the property of their respective owners. Unless specifically identified as such, Daré's use or display of third-party marks is not intended and does not indicate or imply any relationship with or endorsement or sponsorship of Daré by the third-party owner.

Women's Health is Our Sole Focus

Daré Bioscience is a biopharmaceutical company committed to addressing the lack of innovation in women's health with differentiated products that address unmet needs primarily in the areas of contraception, fertility, vaginal, and reproductive, menopause, and sexual health.

We work to accelerate **innovative product options** in women's health that…

Expand treatment options where none exist,

Enhance outcomes where current standard of care has meaningful shortcomings, and

Improve ease of use for women where a more compelling form factor can drive adoption.

We **partner** to…

Drive **innovation** and develop new solutions,

Accelerate novel products to **address persistent unmet needs** in a **time and capital efficient** manner, and

Establish and take to market a differentiated **pipeline** with compelling commercial potential.

We look for **differentiated investigational products** with…

Attractive market opportunities + unmet medical needs,

Prior human **proof-of-concept** and/or ability to leverage a **505(b)(2)** regulatory pathway,

First-in-category or first-line target product profile potential, and

Opportunity to **personalize for women** with novel, convenient routes of administration that have the potential to improve ease of use and side effect profile.

darébio

Women's Health – An Efficient Investment Thesis

Approximately **1% of healthcare research** is invested in female-specific conditions beyond oncology.[1]

Women's Health conditions outside of oncology **comprise less than 2%** of the current healthcare pipeline.[2]

We believe investment in women's health will be efficient and **disproportionately impactful**:

- Women's Health products make up **27% of total blockbuster products** while contributing to **35% of total blockbuster sales.**[3]
- Women control 80% of U.S. healthcare purchasing decisions.[1]

1 - McKinsey & Company, February 14, 2022, Unlocking Opportunities in Women's Healthcare
2 - GlobalData Drugs Database and McKinsey & Company
3 - IQVIA Monthly Global MIDAS $ Const-Exchng (MNF) 2013 – 2022
Blockbuster defined as $500 million dollar sales in a year
Women's Health including conditions solely or disproportionately affecting women; excludes oncology conditions in women

Women's Health – Compelling Markets Where Innovation Matters

Contraception

~**73 million women** ages 15-49[1]

- 1st hormonal monthly IVR, NuvaRing, **~$900M** at peak[2]
- 1st hormonal IUD, Mirena franchise, **~$1.2B** at peak[3]
- 1st copper IUD, still **~$200M/yr 40 years post launch**[4]

Vaginal Health

- Bacterial vaginosis affects ~**21 million women** in the US; but current Rx clinical cure rates 37-68%[5]

Reproductive, Menopause, and Sexual Health

- **47 million new entrants to menopause** and post-menopause market each year[6]
  - 1st estrogen hormone therapy, Premarin, **~$2B** at peak[7]
- **No FDA approved product for female sexual arousal disorder**, despite similar prevalence to erectile dysfunction
  - 1st drug indicated for ED, Viagra, **$2B** at peak[8]

Fertility

- 15M babies (11.1% of all live births) are born pre-term every year[9]
- U.S. **fertility pharmaceutical sector, estimated to be $1.5B**[10]
  - 1st preterm birth drug, Makena, **~$400M** at peak[11]
  - IVF follicle stimulating hormone + luteinizing hormone, Menopur, **~$570M** in 2020[12]

What are the next big ideas?

1. Source: CDC National Survey for Family Growth, 2015-2017 dataset, cdc.gov.
2. https://sec.report/Document/0000310158-20-000005/
3. https://www.bayer.com/en/bayer-ag-annual-report-2019.pdfx. Includes sales for Mirena®, Kyleena® and Jaydess® / Skyla®
4. https://investor.coopercos.com/static-files/27c058fe-5d74-4899-aa12-6db1258b23f4
5. https://www.cdc.gov/std/bv/stats.htm; Bacterial vaginosis product data: http://www.clindesse.com/pdf/PI.pdf; http://www.accessdata.fda.gov/drugsatfda_docs/label/2014/205223s000lbl.pdf; http://www.accessdata.fda.gov/drugsatfda_docs/label/2014/205223s000lbl.pdf
6. https://www.bayer.com/en/ca/bayer-starts-phase-iii-clinical-development-program-oasis-with-elinzanetant.
7. https://www.wsj.com/articles/BL-HEB-176
8. https://www.reuters.com/article/us-pfizer-britain-viagra/uk-gives-pfizer-worlds-first-over-the-counter-viagra-approval-idUSKBN1DS1Z1
9. Organon 1Q2022 earnings call
10. https://www.harriswilliams.com/sites/default/files/content/fertility_industry_overview_-_2015.05.19_v10.pdf
11. https://www.latimes.com/business/story/2022-02-17/makena-covis-premature-birth-pregnant-womens-health
12. https://www.ferring.com/wp-content/uploads/sites/16/2021/03/Ferring-2020-Annual-Report-2020_Final_Digital_Spreads.pdf

Daré Portfolio – The Big Ideas*

Contraception

Ovaprene ® - 1st Hormone-free, Monthly Contraceptive

ADARE-204/214 - 1st 6 & 12-Month Injectable Contraceptive

DARE-LARC1 - 1st Long-Acting, Reversible Personal Contraceptive System (grant funded program)

DARE-RH1 - Hormone-free contraceptive target for women and men

Reproductive, Menopause, and Sexual Health

Sildenafil Cream, 3.6% - 1st Topical cream, same active ingredient as Viagra® - Potential first-in-category treatment for female sexual arousal disorder (FSAD)

DARE-HRT1 - 1st Hormone therapy estradiol+progesterone monthly intravaginal ring (IVR)

DARE-PDM1 - 1st Vaginal administration of diclofenac for primary dysmenorrhea

Vaginal Health

XACIATO™ - Clindamycin phosphate vaginal gel, 2%, treatment for bacterial vaginosis, single dose vaginal administration^

DARE-VVA1 - 1st Hormone-free vaginal atrophy therapy for women with HR+ breast cancer

DARE-GML - Novel multi-target antimicrobial

DARE-LBT - Novel hydrogel formulation for delivery of live biotherapeutics to support vaginal health (grant funded program)

Fertility

DARE-FRT1 / PTB1

- Progesterone delivery for pregnancy maintenance including the prevention of preterm birth (DARE-PTB1) and for luteal phase support as part of an IVF regimen (DARE-FRT1).

- 1st IVR designed to release bio-identical progesterone over 14 days

* The product candidates presented are in clinical or preclinical stage development and none are approved for use outside of a clinical trial. XACIATO is our only FDA approved product.

^ See Full Prescribing Information

Daré Bioscience: A Compelling Opportunity

1 **Meaningful market potential for differentiated products**
First-line or first-in-category product opportunities across the portfolio

2 **Diverse pipeline with independent outcomes**
One FDA-approved product and several clinical development stage candidates utilizing different APIs and targeting different indications

3 **505(b)(2) FDA pathway planned for most candidates**
Use of well-characterized APIs expected to mitigate development risk, time, and cost – non-new molecular entities have a 23% probability of success of advancing from Phase 1 to approval and a 67% likelihood of approval for Phase 3 to approval, versus 6% and 38% for new molecular entities, respectively[1]

4 **Multiple novel delivery platforms**
Persistent unmet needs require creative new approaches designed for her; Novel delivery platforms allow for first-in-category potential with well characterized APIs

5 **Commercial value in women's health** evidenced by differentiated brands and recent transformational pharma transactions

Upcoming Program Milestones*

Ovaprene® (hormone-free monthly contraception)
- Pivotal Phase 3 study recruitment initiation mid-2023

XACIATO™ (clindamycin phosphate) vaginal gel, 2% (f/k/a DARE-BV1)
- First commercial sale in 1H 2023 in the U.S.

Sildenafil Cream, 3.6% (female sexual arousal disorder)
- Phase 2b study topline data 2Q-2023

DARE-PDM1 (primary dysmenorrhea)
- Phase 1 study 2023

* currently anticipated timing

1 - https://www.bio.org/sites/default/files/legacy/bioorg/docs/Clinical%20Development%20Success%20Rates%202006-2015%20-%20BIO,%20Biomedtracker,%20Amplion%202016.pdf

Advancing Products Women Want – The Portfolio Snapshot



PRE-CLINICAL
PHASE 1
PHASE 2
PHASE 3 / PIVOTAL
REGULATORY SUBMISSION
FDA APPROVED
ORGANON
XACIATO™
NDA Approved Dec. 7, 2021
BAYER
NIH
Ovaprene®
Hormone-Free, Monthly Contraception
Pivotal Phase 3 Study IDE approved
Sildenafil Cream, 3.6%^
Female Sexual Arousal Disorder
Phase 2b Study Completed Screening October 2022
DARE-HRT1^
Hormone Therapy
IND and Phase 3 Study Preparations
DARE-VVA1^
Vulvar and Vaginal Atrophy
Phase 1 /2 Study Topline Data Announced November 2022
DARE-PDM1^
Primary Dysmenorrhea
Phase 1 Study Preparation
DARE-FRT1/PTB1^
Pregnancy Maintenance
Phase 1 Study Preparation
ADARE 204/214^
6 & 12-Month Injectable Contraception
Phase 1 Study Preparation
DARE-LARC1^
Long-Acting, Reversible Personal Contraceptive System (grant funded program)
DARE-GML
Novel Antimicrobial Glycerol Monolaurate
DARE-LBT
Novel hydrogel formulation for delivery of live biotherapeutics to support vaginal health (grant funded program)
DARE-RH1
Male or Female Contraceptive Target

- Portfolio of **numerous first-line and first-in-category** product candidates.
- Due to the different indications and formulations, the **development and regulatory timelines have the potential to converge**.
- Converging timelines create the **opportunity for multiple on market / revenue generating assets** at one time, targeting the same provider call point.

- Xaciato: Commercial license agreement with Organon
- Ovaprene: Commercial license agreement with Bayer. Pivotal study collaboration with NICHD.

^505(b)(2) regulatory pathway anticipated.

FDA Approved – XACIATO

XACIATO™ (Clindamycin Phosphate) Vaginal Gel, 2%

NDA approved December 7, 2021
QIDP, Fast Track and Priority Review Designations

- XACIATO [zah-she-AH-toe] (clindamycin phosphate) vaginal gel, 2% is a lincosamide antibacterial indicated for the treatment of bacterial vaginosis in female patients 12 years of age and older.*
- This marks the first FDA-approved product in Daré's portfolio of potential first-in-category development candidates.
- Organon market access team is meeting with customers now to review XACIATO and obtain competitive coverage in the bacterial vaginosis marketplace
- Launch prep activities to continue into 2023
- Organon will leverage its established NEXPLANON sales team to accelerate XACIATO uptake at launch
- Organon believes there is roughly a 90% overlap of those healthcare providers who prescribe NEXPLANON and who diagnose and treat BV. The strong relationships the sales team has with these providers are expected to enable immediate access as early as day 1.
- First commercial sale anticipated in 1H2023 in the U.S.

Commercialization Collaborator

ORGANON

- The license became effective June 2022.
- Daré received a $10 million upfront payment from Organon in 3Q 2022.
- Daré is eligible to receive potential milestone payments of up to $182.5 million and tiered double-digit royalties based on net sales.

*See Full Prescribing Information for the safe and effective use of XACIATO.
*See important safety information on slides 20 and 21.

Advancing Products Women Want – Late Stage Programs

Ovaprene®

Hormone-Free, Monthly Contraception
Pivotal Phase 3 Study to Commence 2023*

- Investigational hormone-free, monthly intravaginal contraceptive.
- Designed to be an easy-to-use monthly option with effectiveness approaching hormonal methods. **There are currently no FDA-approved monthly hormone-free contraceptives.**
- Commercial license agreement with Bayer. Pivotal study collaboration with NICHD.

Potential first-in-category hormone-free contraception
Self-administered intravaginal drug/device

Sildenafil Cream, 3.6%^

Female Sexual Arousal Disorder
Phase 2b Study Topline Data Anticipated 2Q-2023*

- Investigational cream formulation of sildenafil, the active ingredient in Viagra®, for topical administration to treat FSAD.
- FSAD is a physiological condition characterized by the inability to attain or maintain sufficient genital arousal during sexual activity. **There are currently no FDA-approved treatments.**
- Of the various types of female sexual dysfunction disorders, FSAD is most analogous to erectile dysfunction in men.

Potential first-in-category treatment for female sexual arousal disorder (FSAD)
Topical cream, same active ingredient as Viagra®

DARE-HRT1^

Hormone Therapy
Phase 1 / 2 Completed – IND and Phase 3 Preparations Underway

- First-in-category combination hormone delivery for treatment of vasomotor symptoms due to menopause.
- Intravaginal ring (IVR) designed to release bio-identical estradiol and bio-identical progesterone over 28 days. **There are no FDA approved options with both hormones in one monthly IVR.**
- Potential to be the first convenient monthly format product with both hormones.

Potential first-in-category vaginal combination hormone delivery for treatment of vasomotor symptoms due to menopause
Self-administered 28-day IVR

* Anticipated timing
^505(b)(2) regulatory pathway anticipated.

Advancing Products Women Want – Phase 1 and Preclinical

Phase 1

DARE-FRT1/PTB1^

Pregnancy Maintenance

Phase 1 Study Preparation

1. First-in-category progesterone delivery for pregnancy maintenance including the prevention of preterm birth (DARE-PTB1) and for luteal phase support as part of an IVF regimen (DARE-FRT1).
2. IVR designed to release bio-identical progesterone over 14 days.
3. Alternative to daily IM injections or vaginal gel. **There are currently no FDA approved products marketed in the U.S. that do not require daily dosing of progesterone.**

DARE-VVA1^

Vulvar and Vaginal Atrophy

Phase 1/2 Study Completed

1. First-in-category hormone-free vaginal treatment for vulvar and vaginal atrophy (VVA) in a hormone-receptor positive (HR+) breast cancer patient population.
2. Proprietary formulation of tamoxifen for vaginal administration.
3. Potential to be the first therapeutic specifically approved for treatment of VVA in patients with HR+ breast cancer. **There are currently no FDA approved products labeled for VVA treatment in HR+ breast cancer.**

DARE-PDM1^

Primary Dysmenorrhea

Phase 1 Study Preparation

1. First-in-category treatment for primary dysmenorrhea.
2. Proprietary hydrogel formulation of diclofenac for vaginal administration.
3. Alternative to oral nonsteroidal anti-inflammatory drugs and hormonal contraceptives, which often can produce undesirable side effects. **There are currently no FDA-approved vaginal diclofenac treatment options for primary dysmenorrhea.**

Pre-clinical

ADARE 204/214^

6 & 12-Month Injectable Contraception

Phase 1 Study Preparation

Novel 6 & 12-month injectable formulations of etonogestrel being developed as a longer-acting, reversible method of contraception with a more predictable return to fertility.
There are currently no FDA approved injectable contraceptives available indicated for 6-12 months protection.

DARE-LARC1^

Long-Acting, Reversible Personal Contraceptive System

Levonorgestrel-releasing, long-acting contraceptive implant that a woman can turn on and off herself, according to her own needs. Grant of up to $48.95 M to advance technology through non-clinical proof of principle to enable IND submission, and an NIH grant to explore device insertion/removal in non-clinical studies.
There are currently no FDA approved implants available that allow one to remotely pause and resume dosing.

DARE-GML

Novel Antimicrobial Glycerol Monolaurate

A naturally occurring fatty acid monoester that has shown broad antimicrobial activity, killing bacteria, fungi, and viruses, and represents a new class of antimicrobials.
GML has the potential to be a first-in-category multi-target antimicrobial agent.

DARE-LBT

Novel hydrogel formulation for delivery of live biotherapeutics

Novel hydrogel formulation for delivery of live biotherapeutics to support vaginal health (grant funded program), such as for administration following effective primary infection treatment to rebalance the vaginal microbiota disrupted by the infection.
There are currently no FDA approved live biotherapeutics for vaginal health.

DARE-RH1

Male or Female Contraceptive Target

A potential new rapidly reversible, non-hormonal contraceptive solution with application for women and men.
There are currently no FDA approved contraceptives available that target sperm hypermotility required for implantation.

^505(b)(2) regulatory pathway anticipated.

Daré: Advancing Products Women Want

Innovative women's health pipeline with multiple upcoming program milestones anticipated.

Every program, if approved, represents a potential first-line or first-in-class product opportunity.

Experienced Board of Directors and Management Team with demonstrated success in clinical and product development, regulatory affairs, corporate strategy and financial operations.

Women's health generating more interest as evidenced by transformational transactions.[1-7]

Pharmaceutical companies will continue to seek new and differentiated products to supplement their branded women's health offerings

BAYER

License agreement for Daré's investigational Ovaprene®.

Evotec strategic alliance and KaNDY acquisition.

Pfizer

Myovant collaboration to develop and commercialize relugolix in oncology and women's health.

CooperCompanies

Acquired global rights to PARAGARD® Intrauterine Device (IUD) from Teva.

astellas

Acquisition of Ogeda.

ORGANON

License agreement for Daré's FDA approved Xaciato.

Acquisition of Alydia Health and Forendo and license agreements with ObsEva and Cirqle Biomedical.

Merck spinoff, a new firm focused on women's health and other drugs with projected annual revenue of >$6 billion.

1. https://www.businesswire.com Dare Bioscience
2. https://www.businesswire.com KaNDy-Therapeutics-Ltd.; https://media.bayer.com/baynews/baynews.nsf/id/Bayer-and-Evotec-form-new-strategic-alliance-focusing-on-polycystic-ovary-syndrome
3. https://www.pfizer.com/news/press-release/press-release-detail/myovant-sciences-and-pfizer-announce-collaboration-develop
4. https://investor.coopercos.com/news-releases/news-release-details/cooper-companies-completes-acquisition-paragardr-iud-teva
5. https://www.astellas.com/en/news/9471
6. https://ir.darebioscience.com/news-releases/news-release-details/organon-enters-global-license-agreement-commercialize-dare
7. https://www.organon.com/news/organon-launches-as-new-global-womens-health-company/; Organon acquisition-of-Alydia-Health; https://www.organon.com/news/organon-completes-acquisition-of-forendo ; Organon Obseva collaboration; https://www.organon.com/news/organon-and-cirqle-biomedical-enter-research-collaboration-and-license-agreement-for-investigational-non-hormonal-on-demand-contraceptive-candidate/

Experienced Management & Board of Directors

Management Team



Sabrina Martucci Johnson, MSc, MIM
President & CEO



John Fair
Chief Strategy Officer



Lisa Walters-Hoffert
Chief Financial Officer



David Friend, PhD
Chief Scientific Officer



Christine Mauck, MD, MPH
Medical Director



Annie Thurman, MD, FACOG
Medical Director



Mark Walters
Vice President of Operations

Board of Directors



William Rastetter, PhD
Chairman



Cheryl Blanchard, PhD



Jessica Grossman, MD



Susan Kelley, MD



Greg Matz, CPA



Sophia N. Ononye-Onyia, PhD, MPH, MBA



Robin Steele, JD, LLM



Sabrina Martucci Johnson, MSc, MIM
President & CEO

receptos · Advanced Tissue Sciences · Agilent Technologies · AHP · Alios BioPharma · ArQule · Baxter · Bank of America · Bayer · biogen idec · Bristol Myers Squibb · Calibr at Scripps Research · citi · CONRAD · CooperCompanies · Cypress · dentsu Aegis network · elan · GRAIL · Hewlett Packard · IgGenix · illumina · InterMune · Johnson & Johnson · Medicines360 · microchips biotech · Neurocrine Biosciences · Oppenheimer · Pfizer · Pacira · Population Council · Roth Capital Partners · The Sophia Consulting Firm · Skyepharma · SRI International · U.S. Food & Drug Administration · Wyeth · Zimmer Biomet

We are delivering **innovation** by **daring to be different**®

Daré Financial Highlights

3Q-2022 Snapshot:

- Cash and equivalents 9/30/22: **$40.4 M**
- Common shares o/s (11/9/22): **84.8 M**
- Warrants o/s: **1.4 M**

Non-dilutive Cash received:

3Q-2022 : **~$18.0 M**

- Upfront license fee from Organon **$10.0 M**
- Existing grant for DARE-LARC1: **~$8.0 M**

October 2022

- Cash rebate, AU R&D program ($US) : **~$786,000**

November 2022

- Grant to develop novel hydrogel formulation for delivery of live biotherapeutics to support vaginal health: **$584,986**

December 2022

- Existing grant for DARE-LARC1: **~$4.4 M**

Funding sources:

- Since inception, we have raised cash through sale of equity securities, M&A transactions, warrant and option exercises, non-dilutive grants, and license fees
- We endeavor to be creative and opportunistic in seeking capital required to advance our candidates, and to be efficient in use of such capital

Daré – Working to Accelerate Innovation in Women's Health

Upcoming Program Milestones*:

Ovaprene® (hormone-free monthly contraception)

- Pivotal Phase 3 study recruitment initiation mid-2023

XACIATO™ (clindamycin phosphate) vaginal gel, 2%

- First commercial sale in 1H 2023 in the U.S.

Sildenafil Cream, 3.6% (female sexual arousal disorder)

- Phase 2b study topline data 2Q-2023

DARE-PDM1 (primary dysmenorrhea)

- Phase 1 study 2023

*Currently anticipated timing

XACIATO™ (Clindamycin Phosphate) Vaginal Gel, 2%

FDA approved for the treatment of bacterial vaginosis, the most common vaginal condition in women of reproductive age

One-time intravaginal administration

Commercialization Collaborator: ORGANON

NDA approved December 7, 2021

QIDP, Fast Track and Priority Review Designations

XACIATO is indicated for the treatment of bacterial vaginosis in females 12 years and older.
See Full Prescribing Information for the safe and effective use of XACIATO.
See important safety information on slides 20 and 21.

Bacterial Vaginosis

Clinical Issue	• **Recurring infection**, difficult to treat effectively • **Most common vaginal condition in women ages 15-44** • Affects ~21 million women in the US[1] • **Bacterial Vaginosis increases health risks**[2], including increased risk of preterm birth, sexually transmitted infections, post-surgical infection, and pelvic inflammatory disease that can increase the risk of infertility
Limitations with current standards of care	• Bacterial vaginosis is a disruption in the optimal vaginal microbiome and therefore recurrent in many women • Women experiencing recurrence have three or more episodes in the same year, and may not prefer multiple doses of systemic antibiotics • **Current Rx suboptimal: clinical cure rates of 37-68%**[3]
Target Product Profile	• **Single self-administered dose**, any time of day • **Vaginal** delivery of the antibiotic, with minimal systemic exposure • **Colorless, odorless gel** • Demonstrated **equivalent cure rates in both women having her first occurrence of bacterial vaginosis as well as those with a history of multiple prior episodes** • Clear labeling for special populations such as **pregnant and lactating women**

Daré Innovation: XACIATO™ (Clindamycin Phosphate) Vaginal Gel, 2%*

1.https://www.cdc.gov/std/bv/stats.htm
2.https://www.mayoclinic.org/diseases-conditions/bacterial-vaginosis/symptoms-causes/syc-20352279
3. Bacterial vaginosis product data: http://www.clindesse.com/pdf/PI.pdf; http://www.accessdata.fda.gov/drugsatfda_docs/label/2014/205223s000lbl.pdf; http://www.accessdata.fda.gov/drugsatfda_docs/label/2014/205223s000lbl.pdf

* See Full Prescribing Information

XACIATO: Overview

➤ **XACIATO [zah-she-AH-toe] (clindamycin phosphate) vaginal gel, 2% is a lincosamide antibacterial indicated for the treatment of bacterial vaginosis in female patients 12 years of age and older.**

➤ **This marks the first FDA-approved product in Daré's portfolio of potential first-in-category development candidates.**

➤ **XACIATO First Commercial Sale Anticipated 1H2023 in the U.S.**

- Organon market access team is meeting with customers now to review XACIATO and obtain competitive coverage in the bacterial vaginosis marketplace
- Launch prep activities to continue into 2023
- Organon will leverage its established NEXPLANON sales team to accelerate XACIATO uptake at launch
- Organon believes there is roughly a 90% overlap of those healthcare providers who prescribe NEXPLANON and who diagnose and treat BV. The strong relationships the sales team has with these providers are expected to enable immediate access as early as day 1.

QIDP, Fast Track and Priority Review Designations

NDA Approved
December 7, 2021

XACIATO - Commercial License Agreement with Organon[1]

March 2022 – Organon and Daré announced they entered into an agreement whereby Organon will license global rights to XACIATO. The license became effective June 2022.

Organon is a global healthcare company formed through a spin-off from Merck & Co., Inc., Rahway, NJ, USA, (NYSE: MRK) known as MSD outside of the United States and Canada, to focus on improving the health of women throughout their lives.

- The license became effective June 2022.
- Daré received a $10 million upfront payment from Organon in 3Q 2022.
- Daré is eligible to receive potential milestone payments of up to $182.5 million and tiered double-digit royalties based on net sales.

We believe Organon shares our commitment to advance critically needed innovations in women's health. We are excited to be collaborating with one of the premier companies in women's health as we believe that Organon's commercial capabilities will ensure that XACIATO reaches the women most impacted by bacterial vaginosis.

1. https://ir.darebioscience.com/news-releases/news-release-details/organon-enters-global-license-agreement-commercialize-dare

XACIATO Important Safety Information*

Indication	XACIATO (clindamycin phosphate) vaginal gel is a lincosamide antibacterial indicated for the treatment of bacterial vaginosis in female patients 12 years of age and older.
Dosage & Administration	Administer one applicatorful (5 g of gel containing 100 mg of clindamycin) once intravaginally as a single dose at any time of the day. Not for ophthalmic, dermal, or oral use.
Contraindications	XACIATO is contraindicated in patients with a history of hypersensitivity to clindamycin or lincomycin.
Warnings & Precautions	• *Clostridioides difficile*-Associated Diarrhea (CDAD): Discontinue and evaluate if diarrhea occurs • Use with Polyurethane Condoms: Polyurethane condoms are not recommended during treatment with XACIATO or for 7 days following treatment. During this time period, polyurethane condoms may not be reliable for preventing pregnancy or for protecting against transmission of HIV and other sexually transmitted diseases. Latex or polyisoprene condoms should be used.
Adverse Reactions	The most common adverse reactions reported in >2% of patients in the Phase 3 placebo-controlled trial and at a higher rate in the XACIATO group than in the placebo group were vulvovaginal candidiasis and vulvovaginal discomfort.
Drug Interactions	Systemic clindamycin has neuromuscular blocking properties that may enhance the action of other neuromuscular blocking agents. It should be used with caution in patients receiving such agents.

*See Full Prescribing Information at: https://www.accessdata.fda.gov/drugsatfda_docs/label/2021/215650s000lbl.pdf

XACIATO Use in Special Populations*

Special Populations	• Other clindamycin vaginal products have been used to treat pregnant women during the second and third trimester. XACIATO has not been studied in pregnant women. However, based on the low systemic absorption of XACIATO following the intravaginal route of administration in nonpregnant women, maternal use is not likely to result in significant fetal exposure to the drug.
Special Populations	• Similarly, because systemic absorption following intravaginal administration of clindamycin is low, transfer of the drug into breastmilk is likely to be low and adverse effects on the breastfed infant are not expected.
Special Populations	• The safety and effectiveness of XACIATO have not been established in pediatric patients younger than 12 years of age or in patients 65 years of age or older.

*See Full Prescribing Information at: https://www.accessdata.fda.gov/drugsatfda_docs/label/2021/215650s000lbl.pdf

Ovaprene®

Investigational potential first-in-category, hormone-free, monthly birth control

U.S. Commercialization Collaborator: BAYER
Phase 3 Development Collaborator: NIH

Contraception: Large Market Opportunity

Women in the Reproductive Health & Contraception Market Segment (over 60 million women)



Total US Females Age 15-44 (Millions)
Females age 15-44 (MM)
69
68
67
66
65
64
63
62
63.6
63.9
64.2
64.6
65.0
65.4
65.8
66.2
66.5
66.7
66.8
67.0
67.2
67.3
67.5
67.6
67.8
68.0
68.1
68.1
2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035
Year

Source: US Census Bureau, 2017 National Dataset (2016 is base population estimate for projection)
https://www.census.gov/programs surveys/popproj.html

Successful Contraceptive Brands Peak Sales:



Mirena® Hormone IUD

(levonorgestrel-releasing intrauterine system) 52mg
Physician inserted, long-acting. low/locally delivered hormone IUS
2020 worldwide sales: €1.2 billion (Bayer)[1]



Lo Loestrin Fe

Lo Loestrin®

(norethindrone acetate and ethinyl estradiol, ethinyl estradiol tablets)
Lowest amount of daily estrogen (10 micrograms) available in pill form
2019 US sales: $588 million (Allergan)[2]



NuvaRing®

(etonogestrel/ethinyl estradiol vaginal ring)
Monthly vaginal ring
2018 worldwide sales: $900 million (Merck)[3]

1.https://www.bayer.com/en/bayer-ag-annual-report-2019.pdfx. Includes sales for Mirena®, Kyleena® and Jaydess® / Skyla®
2.https://www.prnewswire.com/news-releases/allergan-reports-fourth-quarter-and-full-year-2019-financial-results-301001646.html
3.https://www.sec.gov/Archives/edgar/data/0000310158/000031015819000014/mrk1231201810k.htm

Ovaprene® - Potential Market Opportunity

There are approximately 65 million women in the US Aged 15-44[1]

35 Million Women[2,3] Potential Candidates for Ovaprene®

12 Million Current Non-Users

- Currently use **no contraception**
- Sexually active
- Not seeking pregnancy

11 Million Current Hormone-free Product Users

- Condom (6.6M)
- Withdrawal (4.0M)
- Spermicide/diaphragm (0.06M)
- Rhythm/natural family planning (0.5M)

12 Million Current Hormonal Product Users

- Pill (10.3M)
- Injectable (1.5M)
- Vaginal Ring (1.0M)
- Patch (0.1M)
- Emergency contraception (0.03M)

30 Million Women[2,3] Not candidates for Ovaprene®

- Sterilization (10.5M)
- Pregnant/postpartum/ seeking pregnancy (5.6M)
- Never had intercourse (8.2M)
- Current LARC (IUD or implant) user (5.4M)

1.Source: CDC National Survey for Family Growth, 2013-2015 dataset, cdc.gov.
2.Market research study conducted in 2019 for Daré Bioscience
3.Contraceptive use data applied to 2019 population data from US Census

Contraception: What's Missing from Current Hormone-Free Options?



Hormone-free Options	Pregnancies Expected (per 100 women) [1,*]
 Spermicides & Vaginal Gels [2]	>27
 Condoms (male)	18
 Diaphragms (with a spermicide)	12
 **Easy-to-use monthly option**	**Effectiveness approaching hormonal methods**
 Copper IUD	<1

Least Effective ↑ ↓ Most Effective

1.U.S. Food and Drug Administration Birth Control Guide dated 6/14/2021: https://www.fda.gov/consumers/free-publications-women/birth-control-chart

2.U.S. Food and Drug Administration Drug Data Prescribing information for a vaginal gel approved in 2020, Phexxi™ provides that in a multicenter, open-label, single-arm clinical trial in the U.S. (AMP002; NCT03243305), the 7-cycle cumulative pregnancy rate was 13.7% (95% CI: 10.0%, 17.5%), excluding cycles with back-up contraception, cycles <21 or > 35 days in length and cycles in which no intercourse was reported. The estimated Pearl Index, calculated based on data from the 7-cycle study, was 27.5 (95% CI: 22.4%, 33.5%). https://www.accessdata.fda.gov/drugsatfda_docs/label/2020/208352s000lbl.pdf

* Pregnancy rates tell you the number of pregnancies expected per 100 women during the first year of typical use. Typical use shows how effective the different methods are during actual use (including sometimes using a method in a way that is not correct or not consistent). For more information on the chance of getting pregnant while using a method or on the risks of a specific product, please check the product label or Trussell, J. (2011)."Contraceptive failure in the United States." Contraception 83(5):397-404.

Ovaprene® Investigational Hormone-Free, Monthly Contraceptive

Physical Barrier [6]

Three-dimensional, knitted polymer barrier



Spermiostatic Environment[6]

Contraceptive-loaded silicone ring releasing non-hormonal active Ferrous gluconate

Desired Features of Birth Control Products:[1-4]	Design Features of Ovaprene:[5-7]
+Efficacy	86% - 91% Expected Typical Use Effectiveness Approaching User-Controlled Hormone Contraception
+Hormone Free	No Hormones in the API Unique dual action MOA (spermiostatic & barrier)
+Convenience	Monthly Ring Form Women choose monthly intravaginal products for the convenience of a non-daily option
+Favorable Side Effect Profile	Safety Profile Similar to a Diaphragm No significant changes in vaginal flora and no serious adverse effects observed in studies to date
+Easily Manage Fertility	No Systemic/Long-term Activity Inserted and removed without a provider allowing for immediate return to fertility

1. https://www.urban.org/urban-wire/women-want-effective-birth-control
2. Lessard, L, Perspectives on Sexual and Reproductive Health, Volume 44, Number 3,9-2012
3. Hooper, DJ, Clin Drug Investig. 2010;30(11):74963
4. Ersek, J, Matern Child Health J (2011) 15:497–506
5. In PCT studies of similar size, products (diaphragms) that demonstrated no motile sperm in the cervical mucus during PCT assessments later demonstrated "typical use" contraceptive effectiveness of 86-91% in pivotal contraceptive studies evaluating pregnancy rates over six-month periods. Mauck C, Vincent K. Biology of Reproduction, Volume 103, Issue 2, August 2020, Pages 437–444
6. Journal of Reproductive Medicine 2009; 54: 685-690
7. Trussell J. Contraceptive Efficacy. In Hatcher RA, Trussell J, Nelson AL, Cates W, Kowal D, Policar M. Contraceptive Technology: Twentieth Revised Edition. New York, NY: Ardent Media, 2011.

Ovaprene® - Commercial License Agreement with Bayer[1]

January 2020 - Bayer, which markets the $1 billion Mirena contraceptive franchise, and Daré announced the execution of a license agreement under which Bayer may commercialize Ovaprene investigational contraceptive in the US once approved by FDA.

BAYER

Mirena® is the **#1 prescribed IUD** in the U.S.*

- Bayer received the right to obtain exclusive US rights to commercialize the product, following completion of the pivotal clinical trial if Bayer, in its sole discretion, pays Daré $20 million.
- Daré may receive up to $310 million in commercial milestone payments, plus double-digit, tiered royalties on net sales.
- Bayer supports the development and regulatory process by providing up to two full-time equivalents (internal experts) in an advisory capacity, which gives Daré access to their global manufacturing, regulatory, medical and commercial expertise.

We believe the licensing agreement with Bayer is validation of our broader corporate strategy and confirmation of Ovaprene's market potential, if approved, as the first monthly non-hormonal contraceptive product in the US market.

* https://www.mirena-us.com/; supported by 2014-2016 SHS data.

1.https://ir.darebioscience.com/news-releases/news-release-details/bayer-and-dare-bioscience-announce-exclusive-licensing-agreement

Ovaprene® - Collaborative Research Agreement with NIH[1]

July 2021 – Daré announced that funding and clinical operations support for the Phase 3 will be provided by the National Institutes of Health's Eunice Kennedy Shriver National Institute of Child Health and Human Development (NICHD) Under the CRADA

NIH

Cooperative Research and Development Agreement (CRADA) for the Pivotal Phase 3 Study

- The pivotal Phase 3 study will be supported by the NICHD's Contraceptive Development Program which oversees the Contraceptive Clinical Trial Network (CCTN) established in 1996 to conduct studies of investigational contraceptives. The Phase 3 study will be conducted within the CCTN with the NICHD contractor Health Decisions Inc.
- Daré will be responsible for providing clinical supplies of Ovaprene® and coordinating interactions with and preparing and submitting supportive regulatory documentation to the FDA.
- Under the CRADA, Daré also agreed to contribute $5.5 million toward the total estimated cost to conduct the pivotal Phase 3 study, payable in four payments. Three payments totaling $5 million have been made.

"This collaboration between Daré and NICHD marks an important milestone in Women's Healthcare Innovation. Women are at the center of everything we do and we are so pleased to continue to partner with Daré in support of our mission We're For Her to provide women with education and access to contraceptive options," said John Berrios, Bayer's Head of Women's Healthcare.

1. https://ir.darebioscience.com/news-releases/news-release-details/dare-announces-collaborative-research-agreement-crada-pivotal

Ovaprene® - U.S. Regulatory Strategy[1]

Premarket approval (PMA) strategy –
The Center for Devices and Radiological Health (CDRH) as lead review division

Step 1 (Completed)

•Postcoital Test (PCT) Clinical Study - Completed 4Q 2019

Step 2 (Ongoing)

1 - FDA approval of investigational device exemption (IDE) for pivotal study start – Obtained 4Q-2022

2 – Review and implement additional FDA study design recommendations

3 - Conduct pivotal study – Recruitment initiation mid-2023

- ~200 subjects completing 12 months (13 cycles) of use
- Primary endpoints: safety and efficacy (pregnancy probability)
- Secondary endpoints: acceptability, product fit/ease of use and assessments of vaginal health

The PCT Clinical Study Met its Primary Endpoint

Ovaprene prevented the requisite number of sperm from reaching the cervix across all women and all cycles evaluated.

•Specifically, in 100% of women and cycles, an average of less than five (< 5) progressively motile sperm (PMS) per high-powered field (HPF) were present in the midcycle cervical mucus collected two to three hours after intercourse with Ovaprene in place.

•Women enrolled in the study who completed at least one Ovaprene PCT (N=26) had a mean of 27.21 PMS/HPF in their baseline cycle (without any contraceptive device), a mean of 0.22 PMS/HPF in their diaphragm cycle (in the presence of an FDA-cleared diaphragm with spermicide), and a mean of 0.48 PMS/HPF in their Ovaprene PCT cycles (in the presence of the Ovaprene device), with a median of zero PMS.

	Mean *Progressively Motile Sperm*	Median *Progressively Motile Sperm*	Standard Deviation	Interquartile Range
Baseline PCT's	27.21	23.20	17.88	24.80
Ovaprene PCT's	0.48	0.00	1.18	0.10

•In PCT studies of similar size, products (diaphragms) that demonstrated no motile sperm in the cervical mucus during PCT assessments later demonstrated "typical use" contraceptive effectiveness of 86-91% in pivotal contraceptive studies evaluating pregnancy rates over six-month periods.[2]

1.Anticipated regulatory pathway and timelines.
2.Mauck C., Vincent K. Biology of Reproduction, Volume 103, Issue 2, August 2020, Pages 437–444

Sildenafil Cream, 3.6%

Potential First-In-Category treatment for Female Sexual Arousal Disorder (FSAD), which has no FDA-approved therapies

Novel cream formulation of sildenafil to treat FSAD, utilizing active ingredient in Viagra®

FSAD – The Clinical Issue

Female Sexual Arousal Disorder (FSAD) is characterized primarily by inability to attain or maintain sufficient genital arousal during sexual activity and, of female sexual function disorders, is most analogous to **erectile dysfunction (ED)** in men.*


FSAD
≠
HSDD

The condition should be distinguished from a general loss of interest in sexual activity and from other sexual dysfunctions, such as orgasmic disorder (anorgasmia) and **hypoactive sexual desire disorder (HSDD),** which is characterized as lack or absence of sexual fantasies and desire for sexual activity for some period of time.[1,2]

*Diagnostic and Statistical Manual 4th Edition Text Revision (DSM IV TR), defines female sexual arousal disorder as a persistent or recurrent inability to attain or to maintain until completion of the sexual activity, an adequate lubrication-swelling response of sexual excitement. The diagnostic criteria also state that the inability causes marked distress or interpersonal difficulty, is not better accounted for by another Axis I disorder (except another sexual dysfunction) and is not due exclusively to the direct physiological effects of a substance (e.g., a drug of abuse, a medication) or a general medical condition.

1. https://drgeo.com/womens-sexual-health-overview/;
2. https://health.usnews.com/conditions/sexual-disorder-dysfunction

FSAD – What is the incidence?

Meta-analysis of 95 studies from 2000-2014 indicated prevalence of **Female Sexual Dysfunction in premenopausal women worldwide is 41%, and difficulty with arousal alone is 23%.**[1]

Market research estimates:

- 33% of US women aged 21 to 60 (~ **20 million women**), experience symptoms of low or no sexual arousal.[2,3]
- **10 million women** are considered distressed and actively seeking treatment.[2]



1. McCool et al. Sex Med Rev 2016;4:197-212.
2. Ad Hoc Market Research: FSAD Prevalence Report (Oct 2015) conducted for SST LLC.
3. Based on US Census projections for 2016.

Sildenafil Cream, 3.6% - Product Profile

Topically administered investigational Sildenafil Cream[1] is...

- ➤A PDE5 inhibitor utilized in ED medications for men – ED product Viagra® peaked at $2.05 billion in sales in 2012.[2]
- ➤Designed to increase local blood flow to provide improvement in genital arousal response.
- ➤**Applied topically,** avoiding hepatic first-pass metabolism response, resulting in lower systemic exposure potentially resulting in reduced side effects vs. oral sildenafil, including Viagra®.
- ➤Given **similarities between ED and FSAD**, sildenafil - the active ingredient in Viagra® - may improve genital arousal response and overall sexual experience for women as it does in men.

There are no FDA-approved treatments for FSAD

1.Sildenafil Cream, 3.6%, (formerly SST-6007)
2.https://qz.com/quartzy/1238783/its-the-20th-anniversary-of-viagra-heres-how-its-changed-the-world/#:~:text=Annual%20sales%20of%20Viagra%20peaked,Viagra%20is%20set%20to%20expire .

Sildenafil Cream, 3.6% - Phase 2b

Ongoing Phase 2b clinical study aims to evaluate Sildenafil Cream vs. placebo over 12 weeks of dosing following both a non-drug and placebo run-in period.

- ➤Compares Sildenafil Cream vs. placebo used in patients' home setting.
- ➤Primary endpoint: patient reported outcome (PRO) instruments to measure improvement in localized genital sensations of arousal and reduction in FSAD related distress.
- ➤Several exploratory efficacy endpoints will be measured and could become additional measurements of efficacy in a future Phase 3 program.



Topline data of Phase 2b RESPOND study targeted for 2Q-2023.*

*Anticipated timing

Oral Sildenafil provided a compelling proof of concept for FSAD

Statistically significant increases in Vaginal Pulse Amplitude (VPA)[1]

***Pfizer** VPA Clinical Lab Study – Oral Viagra*


Mean and Maximum VPA†
Vaginal Pulse Amplitude (mV)
7
6
5
4
3
2
1
0
P=0.093
P<0.05
Mean (Erotic)
Maximum (Erotic)
Placebo
Oral Viagra®

† Twelve healthy premenopausal women were studied.

Statistically significant improvement in genital stimulation (FIEI)[2]

***Pfizer** Clinical Field Study – Oral Viagra*


Improvement on FIEI Questions†
Observed Number Improved (%)
70
60
50
40
30
20
10
0
P=0.017
P=0.015
Question 2
Question 4
Placebo
Oral Viagra®

† Question #2 – "After taking study medication, the sensation/feeling in my genital (vaginal, labia, clitoris) area during intercourse or stimulation (foreplay) seemed to be: (a) more than before, (b) less than before, or (c) unchanged".

Question #4 – "After taking the study medication, intercourse and/or foreplay was: (a) pleasant and satisfying; better than before taking the study medication, (b) unpleasant; worse than before taking study medication, (c) unchanged; no difference, or (d) pleasant; but still not like it used to be or I would like it to be."

202 postmenopausal women with FSAD who had protocol specified estradiol and free testosterone concentrations, and/or were receiving estrogen and/or androgen replacement therapy were studied.

Key Takeaways of Viagra® studies:

- Increased blood flow and clinical efficacy observed with oral sildenafil (Viagra®) in women.
- The side effect profile of the oral formulation was not optimal for women - leading to the exploration of alternative delivery options including a topical route of administration.

1. The Enhancement of Vaginal Vasocongestion by Sildenafil in Healthy Premenopausal Women. Journal of Women's Health & Gender-Based Medicine. Vol. 11, No. 4. 2002
2. Safety and Efficacy of Sildenafil Citrate for the Treatment of FSAD: A Double-Blind, Placebo Controlled Study. The Journal of Urology. Vol 170, 2333-2338, December 2003.

Sildenafil Cream, 3.6% - Phase 1 and Phase 2a Study Results

Phase 1 Study of SST-6007 (Sildenafil Cream, 3.6%)[1]

Normal healthy postmenopausal women were dosed with escalating doses of Sildenafil Cream, 3.6%, using a cross-over study design.

- Sildenafil Cream had significantly lower systemic exposure compared to a 50 mg oral sildenafil dose
- AUC – 3-6%
- C_{max} – 1-2%
- Sildenafil Cream was safe and well tolerated at clinically relevant doses (1-2g)
- Favorable product characteristics as self-reported by subjects
- Easy to use
- Readily absorbed

Phase 2a Study of SST-6007(Sildenafil Cream, 3.6%)[1]

Demonstrated increased blood flow in the genital tissue compared to placebo (mean change in VPA analysis) in 31 women (pre and postmenopausal) ~30 minutes post dosing.

Phase 1 Study

Parameter	Treatment Level		
	1 g cream (36mg sildenafil), n=20	2 g cream (71mg sildenafil), n=20	4 g cream (142mg sildenafil), n=19
Cmax (ng/mL)	3.61	4.10	5.65
AUCo-t(h*ng/mL)	27.45	33.32	45.33
Tmax (hr)	2.56	2.60	2.42

Phase 1 Study



Mean Plasma Concentration Time Profile of
3 Topical Sildenafil Doses
Plasma Concentration (pg/mL)
6000
5000
4000
3000
2000
1000
0
0
5
10
15
20
25
30
35
Time (hours)
1 g (50 mg)
2 g (100 mg)
4 g (200 mg)

1. Data on file. Sildenafil Cream, 3.6% was previously known as SST-6007.

Sildenafil Cream, 3.6% - Thermography Study Results*

Demonstrated time to effect (See Figure 1)

- Positive cognitive arousal responses were noted.
- Significantly greater increases in genital temperature after application of Sildenafil Cream compared to placebo cream.
- Significantly greater self-reported arousal responses reported during Sildenafil Cream visits compared to placebo cream visits.

Figure 1. Clitoral temperature change during the sexually explicit film



Sildenafil Cream
Placebo Cream
Temperature Change (C)
3
2.5
2
1.5
1
0.5
0
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30
Time (minutes)
Sildenafil Cream, 3.6%
Placebo Cream
No Cream

Statistically significant greater linear slope during minutes 11-15 of the sexually explicit stimuli as compared to the placebo cream for the vestibule.

Thermography Study Design & Methodology (N=6)[1]

Phase 1, single-dose, double-blind, placebo-controlled, 2-way crossover study evaluating the feasibility of using thermography to assess the pharmacodynamics of Sildenafil Cream, 3.6% in normal healthy women. The study required 3 visits and a follow up contact: Visit 1 (screening), Visits 2-3 (double-blind dosing) and a phone call (safety follow-up).

1. Data on file.

* Thermography utilizes sensitive cameras capable of detecting and recording temperature variations over time. Genital temperature changes are a surrogate for genital blood flow.

DARE-HRT1

Potential First-In-Category 28-day intravaginal ring combination bio-identical estradiol and bio-identical progesterone for hormone therapy for treatment of vasomotor symptoms due to menopause.

There are no FDA approved options with both hormones in one monthly IVR.

Intravaginal Ring (IVR) Technology Highlights

The Vaginal Route of Drug Administration[1]

➤Vaginal drug delivery offers many potential advantages due to large surface area, dense network of blood vessels and high elasticity due to presence of smooth muscle fibers.

➤Recognized advantages include comparable ease of administration and ability to bypass hepatic first-pass metabolism.

Our IVR Technology – Design Features:

➤**Sustained** drug delivery,

➤**Variable** dosing and duration,

➤Solid ethylene vinyl acetate (EVA) polymer matrix that can contain and release one or several active drugs,

➤No need for membrane or reservoir to contain active drug(s) or control the release.



1.Sonia, T.A. & Sharma, C.P., "Routes of administration of insulin – Vaginal route," Oral Delivery of Insulin, 2014, https://www.sciencedirect.com/topics/pharmacology-toxicology-and-pharmaceutical-science/vaginal-drug-delivery

DARE-HRT1*

Combination bio-identical estradiol + bio-identical progesterone 28-day IVR for hormone therapy following menopause.
There are no FDA approved options with both hormones in one monthly IVR.

Over 45M women in U.S. approaching or in menopause[1]

Hormone Therapy (HT)

HT remains the most effective treatment for vasomotor symptoms (VMS) and genitourinary syndrome of menopause (GSM), and has been shown to prevent bone loss and fracture.[2]

- The 2022 Hormone Therapy Position Statement of The **North American Menopause Society** (NAMS), supports HT in peri-and post-menopausal women.[2]

NAMS observes: **non-oral routes may offer advantages** over oral routes of administration.[2]

*505(b)(2) candidate[3]

1.U.S. Census Bureau, Population Division. Table 2. 2015 to 2060 (NP2012-T2). Released Dec. 2012, https://media.bayer.com/baynews/baynews.nsf/id/6F1503CB434A4B10C125874200273606?open&ref=irrefndcd#:~:text=The%20most%20frequently%20reported%20and,life's%20activity%2C%20personally%20and%20professionally.
2. https://www.menopause.org/docs/default-source/professional/nams-2022-hormone-therapy-position-statement.pdf

DARE-HRT1*

Completed Phase 1 STUDY

A Phase 1, Open-Label, 3-arm Parallel Group Study to Evaluate the Pharmacokinetics (PK) and Safety of DARE-HRT1 (80 µg and 160 µg Estradiol/ 4 mg and 8 mg Progesterone Intravaginal Rings) in Healthy Post-Menopausal Women.

The topline data from the study support DARE-HRT1's potential to be the first FDA-approved product to offer **vaginal delivery** of combination bio-identical estradiol and bio-identical progesterone hormone therapy in a convenient **monthly format** to treat both VMS as well as vaginal symptoms of menopause.

Completed Phase 1 / 2 STUDY

The open-label study evaluated the PK of the two dose versions of DARE-HRT1 in approximately 20 healthy, post-menopausal women over approximately three consecutive months of use. The study also collected safety, usability, acceptability and symptom-relief data.

Topline data from the study demonstrate that DARE-HRT1 successfully delivered estradiol and progesterone over the 12-week evaluation period. The levels of estradiol released from both the lower and higher dose formulation of DARE-HRT1 evaluated in the study achieved or exceeded the levels that were targeted for hormone therapy.

The levels of estradiol released from both the lower and higher dose formulation of DARE-HRT1 evaluated in the study achieved statistically significant improvement in VMS as well as the genitourinary symptoms of menopause, and vaginal pH and maturation index. Menopausal symptoms, including hot flashes and night sweats, were reduced compared with baseline in both DARE-HRT1 dose groups ($p<0.01$). Participants also showed significant improvement from baseline in all measures surveyed on The Menopausal Quality of Life Survey (MENQOL), which surveys not only parameters of VMS, but also physical, psychosocial and sexual symptoms ($p<0.01$ on all domains). With DARE-HRT1 use, vaginal pH significantly decreased compared to baseline ($p<0.01$) and cytologic tests of the vaginal epithelium (vaginal maturation index) showed significant normalization (all p values <0.01 for increases in superficial cells, increases in intermediate cells and decreases in parabasal cells from baseline) among all participants. Finally, the most common genitourinary symptom, vaginal dryness, which was reported by 70% of participants at baseline, showed significant improvement in both DARE-HRT1 groups ($p<0.01$) and this subset also experienced significant decreases in vaginal pain with DARE-HRT1 use ($p<0.01$).

*505(b)(2) candidate[3].

DARE-HRT1 - U.S. Regulatory Strategy[1]

Following clinical development, Daré intends to leverage the existing safety and efficacy data on the active ingredients in DARE-HRT1, estradiol and progesterone, to utilize the U.S. Food and Drug Administration's (FDA) 505(b)(2) pathway to obtain marketing approval of DARE-HRT1 in the U.S.

Daré intends to seek FDA approval of DARE-HRT1 for the treatment of moderate to severe VMS due to menopause in women with intact uteri.

Based on pre-IND communications with the FDA and the topline PK data from the DARE-HRT1 Phase 1 / 2 study, Daré believes FDA approval of DARE-HRT1 for that indication is achievable via the 505(b)(2) pathway supported by a single, placebo-controlled, Phase 3 clinical trial of DARE-HRT1 and a scientifically justified PK "bridge" (via a relative bioavailability trial) between DARE-HRT1 and the selected listed estradiol and progesterone drugs.

Ongoing activities to support progressing directly into a single Phase 3 study to support registration include manufacturing and non-clinical studies to support the IND submission and the planned IND-opening Phase 3 study.

1. Anticipated regulatory pathway and timelines.

Phase 1 and Preclinical Programs

New investigational prescription drug delivery options for women

Advancing Products Women Want – Phase 1 and Preclinical

Phase 1

DARE-FRT1/PTB1^

Pregnancy Maintenance

Phase 1 Study Preparation

1. First-in-category progesterone delivery for pregnancy maintenance including the prevention of preterm birth (DARE-PTB1) and for luteal phase support as part of an IVF regimen (DARE-FRT1).
2. IVR designed to release bio-identical progesterone over 14 days.
3. Alternative to daily IM injections or vaginal gel. **There are currently no FDA approved products marketed in the U.S. that do not require daily dosing of progesterone.**

DARE-VVA1^

Vulvar and Vaginal Atrophy

Phase 1/2 Study Completed

1. First-in-category hormone-free vaginal treatment for vulvar and vaginal atrophy (VVA) in a hormone-receptor positive (HR+) breast cancer patient population.
2. Proprietary formulation of tamoxifen for vaginal administration.
3. Potential to be the first therapeutic specifically approved for treatment of VVA in patients with HR+ breast cancer. **There are currently no FDA approved products labeled for VVA treatment in HR+ breast cancer.**

DARE-PDM1^

Primary Dysmenorrhea

Phase 1 Study Preparation

1. First-in-category treatment for primary dysmenorrhea.
2. Proprietary hydrogel formulation of diclofenac for vaginal administration.
3. Alternative to oral nonsteroidal anti-inflammatory drugs and hormonal contraceptives, which often can produce undesirable side effects. **There are currently no FDA-approved vaginal diclofenac treatment options for primary dysmenorrhea.**

Pre-clinical

ADARE 204/214^

6 & 12-Month Injectable Contraception

Phase 1 Study Preparation

Novel 6 & 12-month injectable formulations of etonogestrel being developed as a longer-acting, reversible method of contraception with a more predictable return to fertility.
There are currently no FDA approved injectable contraceptives available indicated for 6-12 months protection.

DARE-LARC1^

Long-Acting, Reversible Personal Contraceptive System

Levonorgestrel-releasing, long-acting contraceptive implant that a woman can turn on and off herself, according to her own needs. Grant of up to $48.95 M to advance technology through non-clinical proof of principle to enable IND submission, and an NIH grant to explore device insertion/removal in non-clinical studies.
There are currently no FDA approved implants available that allow one to remotely pause and resume dosing.

DARE-GML

Novel Antimicrobial Glycerol Monolaurate

A naturally occurring fatty acid monoester that has shown broad antimicrobial activity, killing bacteria, fungi, and viruses, and represents a new class of antimicrobials.
GML has the potential to be a first-in-category multi-target antimicrobial agent.

DARE-LBT

Novel hydrogel formulation for delivery of live biotherapeutics

Novel hydrogel formulation for delivery of live biotherapeutics to support vaginal health (grant funded program), such as for administration following effective primary infection treatment to rebalance the vaginal microbiota disrupted by the infection.
There are currently no FDA approved live biotherapeutics for vaginal health.

DARE-RH1

Male or Female Contraceptive Target

A potential new rapidly reversible, non-hormonal contraceptive solution with application for women and men.
There are currently no FDA approved contraceptives available that target sperm hypermotility required for implantation.

^505(b)(2) regulatory pathway anticipated.

DARE-FRT1 and DARE-PTB1*

Bio-identical progesterone 14-day IVR for prevention of preterm birth and luteal phase support as part of an IVF treatment plan.
There are currently no FDA approved products marketed in the U.S. that do not require daily dosing of progesterone.

Prevention of Preterm Birth (PTB)

After steadily declining from 2007 to 2014[2], the US premature birth rate rose for the fourth straight year in 2018 with ~10% of babies born preterm (<37 weeks).[3]

NIH Grant Funding for PTB Program

NIH

Potential for up to $2.3 million in NIH grant funding to support DARE-PTB1 development
•Notice of award for initial $300,000 in grant funding announced Aug 2020. Eunice Kennedy Shriver National Institute of Child Health & Human Development of the National Institutes of Health Award Number R44 HD101169.

Assisted Reproductive Technologies (ART)/IVF

As women wait longer to have children, infertility risk increases

•~12-15% of couples cannot conceive after 1-year of unprotected sex.[4]

•~20% of US women have their first child after age 35; ~1/3 of couples in which the woman is older than 35 years have fertility problems.[5]

Current products for delivery of progesterone for prevention of preterm birth, as well as luteal phase support in ART, are limited to daily vaginal or intramuscular injectable dosage forms, which have limitations in patient comfort, convenience, and outcomes.

The IVR is designed to deliver bio-identical progesterone continuously over a 14-day period and is being developed as a more convenient treatment option for the prevention of preterm birth (DARE-PTB1) and broader luteal phase support as part of an in vitro fertilization regimen (DARE-FRT1).

*505(b)(2) candidate[1]

1.Anticipated regulatory pathway. Daré has not had any communications with the FDA regarding the specific marketing approval requirements for DARE-FRT1 or DARE-PTB1
2.2019 March of Dimes Report Card, https://www.marchofdimes.org/mission/reportcard.aspx
3.CDC's National Center for Health Statistics, National Vital Statistics Reports, Births: Final Data for 2018, Nov 27, 2019, https://www.cdc.gov/nchs/data/nvsr/nvsr68/nvsr68_13-508.pdf
4.https://www.nichd.nih.gov/health/topics/infertility/conditioninfo/common accessed January 8, 2021
5.https://www.cdc.gov/reproductivehealth/infertility/index.htm accessed January 8, 2021
6.Harris Williams & Co. Fertility market overview. May 2015.

DARE-VVA1*

Proprietary tamoxifen formulation for vaginal administration for vulvar and vaginal atrophy (VVA), a chronic condition characterized by pain during intercourse, vaginal dryness and irritation.
There are currently no FDA approved products labeled for VVA treatment in HR+ breast cancer.

Potential to be the first therapeutic specifically approved for treatment of VVA in patients with hormone-receptor positive (HR+) breast cancer.

- Approximately 4 million US women have a history of invasive breast cancer; HR+ is the most common type.[2]
- Localized estrogen therapy for VVA is often contraindicated for women diagnosed with, or at risk of recurrence of, ER-positive and PR-positive breast cancer.
- VVA prevalence in postmenopausal breast cancer survivors is estimated at **42 to 70%.**[3]



Daré is developing this novel local application of tamoxifen to mitigate the symptoms of VVA for HR+ breast cancer patients, including women currently on anti-cancer therapy.

*505(b)(2) candidate[1]

1.Anticipated regulatory pathway. Daré has not had any communications with the FDA regarding the specific marketing approval requirements for DARE-VVA1.
2. https://www.cancer.org/content/dam/cancer-org/research/cancer-facts-and-statistics/breast-cancer-facts-and-figures/2022-2024-breast-cancer-fact-figures-acs.pdf
3.Clinical Breast Cancer, Dec 2017: https://www.sciencedirect.com/science/article/pii/S1526820917300952

DARE-VVA1 - Proof of Concept

This exploratory study[1] in four postmenopausal women diagnosed with VVA demonstrated that a self-administered vaginal suppository containing tamoxifen (20mg) dosed daily for one week and twice weekly for three months **was effective in reducing vaginal pH and vaginal dryness.**

Vaginal Tamoxifen	Enrollment (Baseline)	On Treatment (Month 3)	Paired Difference (Baseline vs. Month 3)
Median Vaginal pH Normal vaginal pH is usually less than 4.5.[2]	7.1 range 6.5 to 7.5	5.0 range 5.0 to 5.2	**-2.0 median** **range -2.5 to -1.5** Lower pH value is a measure of symptom relief
Vaginal Dryness Rated using a visual analogue scale (VAS) that ranged from: 0 = Not bothered by dryness 10 = Extremely bothered by dryness	8.0 range of 7.5 to 9.0	3.0 range 2.0 to 3.0	**-5.5 median** **range -6.0 to -4.5** Decreased vaginal dryness is a measure of symptom relief

In addition, systemic absorption of tamoxifen was not significant:

- After 8 weeks of study treatment with vaginal tamoxifen, median plasma concentration of tamoxifen was 5.8 ng/ml, with a range of 1.0 to 10.0 ng/ml
- In comparison, after 3 months of administration of 20mg, once-daily oral tamoxifen citrate (Nolvadex),[3] the average steady state plasma concentration of tamoxifen is 122 ng/ml with a range of 71 to 183 ng/ml

1. Clin. Exp. Obstet. Gynecol. - ISSN: 0390-6663 XLVI, n. 2, 2019
2. https://www.medicalnewstoday.com/articles/322537.php
3. US Food and Drug Administration: "Drug Approval Package: Nolvadex (Tamoxifen Citrate) NDA# 21-109.2002". Available at: https://www.accessdata.fda.gov/drugsatfda_docs/nda/2002/21109_Nolvadex.cfm

DARE-VVA1 Phase 1/2 Study*

Completed Phase 1 / 2 STUDY

The Phase 1/2 study evaluated different doses of DARE-VVA1, a tamoxifen vaginal insert, in 17 postmenopausal women with VVA. The study was a randomized, multi-center, double-blind, parallel-arm, placebo-controlled, dose-ranging study that evaluated the safety, tolerability, plasma pharmacokinetics (PK) and pharmacodynamics (PD) of DARE-VVA1. Eligible participants were randomly allocated to one of five treatment groups (approximately 4 participants per group) that evaluated four dose levels (1 mg, 5 mg, 10 mg, and 20 mg) and a placebo. Following a screening visit, DARE-VVA1 was self-administered intravaginally once a day for the first two weeks, and then twice a week for the following six weeks for a total treatment period of 56 days. In each treatment group, participants had serial blood sampling for PK analysis and underwent safety evaluations and preliminary assessments of effectiveness. Following the completion of the treatment period, participants attended a safety follow-up visit.

The primary outcomes of this first-in-woman study were safety and plasma PK. Intravaginal administration of DARE-VVA1 was well tolerated and all treatment emergent adverse events were mild or moderate and equally distributed between participants randomized to study drug treatment versus placebo. Concentration of tamoxifen in plasma samples collected over the course of the study did not exceed 10 ng/mL, even in participants in the highest dose group (20 mg), which is 1/10th of the average steady-state concentration of tamoxifen seen with daily dosing of orally administered tamoxifen citrate tablets (20 mg and 10 mg tamoxifen) for three months (average steady-state plasma concentrations of over 100 ng/mL). Secondary outcomes of the study were preliminary efficacy and PD of DARE-VVA1 in terms of most bothersome vaginal symptom and changes in vaginal cytology and pH. Participants who received study drug treatment (at 1 mg, 5 mg, 10 mg or 20 mg doses) had improvements in the assessments and symptoms associated with VVA – specifically, they had decreases in vaginal pH, increases in the percentage of vaginal superficial cells, and significant (p=0.04) decreases in the percentage of vaginal parabasal cells (despite the small sample size). Improvement in the self-assessed most bothersome vaginal symptom reported (either vaginal dryness or pain with intercourse) was also seen among these participants. The study results support ongoing development.

*505(b)(2) candidate[3].

DARE-PDM1*

Proprietary hydrogel formulation of diclofenac for vaginal administration. Alternative to oral nonsteroidal anti-inflammatory drugs (NSAIDs) and hormonal contraceptives, which often can produce undesirable side effects.
There are currently no FDA-approved vaginal diclofenac treatment options for primary dysmenorrhea.

Market research suggests that the global market for dysmenorrhea treatment is estimated to be valued at USD $11 billion and that the size of this market is expected to increase to USD $25 billion by the year 2028[1]

Primary dysmenorrhea is defined as painful menstruation in women with normal pelvic anatomy, typically described as cramping pain in the lower abdomen before or during the menstrual period. Primary dysmenorrhea usually begins during adolescence and is a leading cause of recurrent short-term school absence in adolescent girls and a common problem in women of reproductive age.[2]

1. According to the American College of Obstetricians and Gynecologists' Committee on Adolescent Health Care, dysmenorrhea is the most common menstrual symptom among adolescent girls and young women, and most adolescents experiencing dysmenorrhea have primary dysmenorrhea.[3]
2. Prevalence rates of dysmenorrhea vary but range from 50% to 90%.[3]
3. A prospective study of college students found that 72% of monitored periods were painful, most commonly during the first day of menses, and 60% of the women studied reported at least one episode of severe pain.[4]

By incorporating diclofenac into our proprietary hydrogel for vaginal administration, we believe we can provide a treatment option that addresses the the pain-related symptoms of the condition while minimizing side effects commonly seen with use of oral NSAIDs.

*505(b)(2) candidate^
^Anticipated regulatory pathway. Daré has not had any communications with the FDA regarding the specific marketing approval requirements for DARE-PDM1

1 - https://www.reanin.com/report-store/global-dysmenorrhea-treatment-market
2 - https://www.aafp.org/pubs/afp/issues/2005/0115/p285.html
3 - https://www.acog.org/clinical/clinical-guidance/committee-opinion/articles/2018/12/dysmenorrhea-and-endometriosis-in-the-adolescent
4 - https://www.aafp.org/pubs/afp/issues/1999/0801/p489.html

ADARE 204/214*

Novel 6 & 12-month injectable formulations of etonogestrel being developed as a longer-acting, reversible method of contraception with a more predictable return to fertility.
There are currently no FDA approved injectable contraceptives available indicated for 6-12 months protection.

~65M women in U.S. are in the reproductive health and contraception market segment[1]

The only approved injectable contraceptive product in the U.S. is DEPO-PROVERA CI (medroxyprogesterone acetate) injectable suspension, which is indicated as every 3 months (13 weeks) administered by deep, intramuscular injection in the gluteal or deltoid muscle.[2]

Some of the limitations with DEPO-PROVERA include the following:[2, 3]

1. Requires an injection 4 times per year.
2. Unpredictable return to fertility. After stopping Depo-Provera, the median time to conception for those who do conceive is 10 months following last injection (range is 4 to 31 months).
3. Research suggests that Depo-Provera and Depo-SubQ Provera 104 might cause a loss of bone mineral density. This loss might be especially concerning in teens who haven't reached their peak bone mass. And it's not clear whether this loss is reversible. Thus, Depo-Provera is not indicated for longer term use (i.e. more than 2 years).

The target product profile potential for ADARE204/214 are 6- and 12- month formulations, minimizing the number of injections required per year, and with a predictable return to fertility relative to the 6- or 12- month contraceptive window. Active is etonogestrel which does not have same black box warning regarding bone loss as medoxyprogesterone acetate.[4]

*505(b)(2) candidate^
^Anticipated regulatory pathway. Daré has not had any communications with the FDA regarding the specific marketing approval requirements for ADARE 204/214

1 - CDC National Survey for Family Growth,2013-2015 dataset, cdc.gov.
2 - https://www.accessdata.fda.gov/drugsatfda_docs/label/2010/020246s036lbl.pdf
3 - https://www.mayoclinic.org/tests-procedures/depo-provera/about/pac-20392204#:~:text=Among%20the%20things%20to%20consider,birth%20control%20method%20for%20you.
4 - https://www.organon.com/product/usa/pi_circulars/n/nexplanon/nexplanon_pi.pdf

DARE-LARC1*

Long-Acting, Reversible Personal Contraceptive System – levonorgestrel-releasing implant drug delivery system designed to store and precisely deliver hundreds of therapeutic doses over years that a woman can turn on and off herself, according to her own needs, without further healthcare provider intervention.

There are currently no FDA approved implants available that allow one to remotely pause and resume dosing.

Through June 2021

Define, develop, and evaluate the product concept

- Prototypes developed
- Market research conducted to evaluate the target product profile
- Demonstrated multiple drug releases *in vivo*

June 2021 – Nov. 2026

Grant of up to $48.95 M to advance technology through non-clinical proof of principle to enable IND submission

- Funding is intended to advance development of the technology
- Conduct preclinical activities and proof of principle studies
- IND enabling work to allow for IND submission

September 2021-2022

NIH grant of ~$300,000 to explore device insertion/removal in non-clinical studies

*505(b)(2) candidate[1]

1.Anticipated regulatory pathway. Daré has not had any communications with the FDA regarding the specific marketing approval requirements for DARE-LARC1

DARE-GML

Glycerol monolaurate (GML) is a naturally occurring fatty acid monoester that has shown broad antimicrobial activity, killing bacteria, fungi and viruses, and represents a new class of antimicrobial agents.
GML has the potential to be a first-in-category multi-target antimicrobial.

Bacterial vaginosis and vulvovaginal candidiasis represent the two most common vaginal infections in the United States, leading to over 30 million treatment visits per year [1,2]

Women often experience multiple episodes of vaginal infection in a year, and treatments for one condition may increase the likelihood of developing another condition.[3] GML has multiple properties that make it an attractive active pharmaceutical ingredient (API) to potentially treat and/or prevent vaginal infections of various sources.

1. Proven activity against the key culprit microbial species (Gardnarella and Candida) that cause most vaginal infections[4]
2. Potential to inhibit bacterial biofilm formation and disrupt already formed biofilms[5]
3. Unique microbicidal mechanism of action, targeting bacterial surface signal signaling by plasma membrane disruption, potentially preventing development of microbial resistance[5]

GML has been shown both *in vitro* and in women to reduce both bacterial and fungal colonization without affecting the healthy bacteria that maintain vaginal health[4] and has also been shown *in vivo* to inhibit viral transmission.[6]

1. https://www.cdc.gov/std/bv/stats.htm
2. Benedict K, Jackson BR, Chiller T, Beer KD. Estimation of direct healthcare costs of fungal diseases in the United States. Clin Infect Dis. 2018 Sep 10.
3. https://www.ncbi.nlm.nih.gov/pmc/articles/PMC3827160/
4. Antimicrob Agents Chemother. 2010 Feb;54(2):597-601
5. https://www.ncbi.nlm.nih.gov/pmc/articles/PMC3394780/
6. 2009. Glycerol monolaurate prevents mucosal SIV transmission. Nature458:1034-1038.

DARE-LBT

Novel hydrogel formulation for delivery of live biotherapeutics to support vaginal health
There are currently no FDA approved live biotherapeutics for vaginal health.

Grant from the Bill & Melinda Gates Foundation for $584,986 to support activities related to development of a vaginal thermosetting gel formulation for the delivery of live biotherapeutics that can be reconstituted at the point of care.

- Vaginal health conditions, such as bacterial vaginosis, remain prevalent and serious problems that can negatively impact a woman's quality of life and create economic burden for women, employers, and the broader healthcare system.
- Scientific evidence suggests that there may be benefits to following an effective primary bacterial infection treatment with administration of live bacterial cultures to rebalance the vaginal microbiota disrupted by the infection. It is believed that addressing the vaginal dysbiosis by reconstituting the vaginal microbiota could reduce recurrence and reduce susceptibility to other infections and conditions, including sexually transmitted infections and preterm labor and birth.
- A barrier to development of live biotherapeutic products for vaginal administration in low and middle income countries is the identification of a delivery vehicle capable of maintaining the viability of the live microbes during product storage, shipment and distribution.

If successful, the formulation could be carried forward for further development as a delivery vehicle with potential to enhance the availability of novel therapeutics for vaginal health in the United States and worldwide, including in countries with varying climatic conditions and/or where extended storage may be required.

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